UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 19, 2007, McMoRan Exploration Co. (McMoRan) entered into a Senior Term Loan Agreement among McMoRan Oil & Gas LLC (MOXY), a wholly owned subsidiary of McMoRan, JPMorgan Chase Bank, N.A., as administrative agent, and TD Securities (USA) LLC, as syndication agent (the Loan Agreement). The Loan Agreement provides for a five-year, $100 million second lien senior secured term loan facility, the net proceeds of which may be used to refinance existing debt (including intercompany debt), to finance the exploration and development program of MOXY and its subsidiaries, and for general corporate purposes.

The Loan Agreement contains customary financial covenants and other restrictions. Amounts borrowed under the Loan Agreement bear interest, at our option, at an annual rate equal to either (1) the higher of JPMorgan’s prime rate or the federal funds effective rate, plus 0.5 percent, plus the applicable margin of 6.0 percent or (2) the rate at which eurodollar deposits in the London interbank market for one, two, three or six months (as selected by us) are quoted on the Telerate screen, as adjusted for actual statutory reserve requirements for eurocurrency liabilities, plus the applicable margin of 7.0 percent.

Optional prepayments of the loans are subject to a prepayment premium of 3.0 percent through January 19, 2008, 2.0 percent through January 19, 2009, and 1.0 percent through January 19, 2010. Optional prepayments made after January 19, 2010 are not subject to prepayment premiums. Repayments under the Loan Agreement can be accelerated by the lenders upon the occurrence of customary events of default. The Loan Agreement matures on January 19, 2012.

Our obligations under the Loan Agreement are guaranteed by McMoRan and each of MOXY’s wholly owned subsidiaries.

In addition, effective January 19, 2007, McMoRan entered into the First Amendment to the Credit Agreement dated as of April 19, 2006, by and among MOXY, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and Toronto-Dominion (Texas) LLC, as syndication agent (the Amended Agreement) to allow for the senior secured term Loan Agreement. The Amended Agreement adjusts the borrowing base from $70 million to $50 million and incorporates certain provisions to conform with the Loan Agreement. All other terms and conditions remain unchanged. The security interest granted under the Amended Agreement remains senior to the collateral position for the Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: January 23, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit Number

99.1	Press Release dated January 23, 2007, titled “McMoRan Exploration Co. Announces Completion of New $100 Million Senior Term Loan.”